Exhibit 10.1

ASSEMBLY BIOSCIENCES, INC.

2017 Inducement Award PLAN

1.            Purposes of the Plan. The purposes of this Plan are to attract and retain the best available personnel, to provide an inducement material for such persons to enter into employment with the Company or a Related Party within the meaning of Rule 5635(c)(4) of the NASDAQ Listing Rules and to promote the success of the Company’s business.

2.            Definitions. The following definitions shall apply as used herein and in the individual Award Agreements except as defined otherwise in an individual Award Agreement. In the event a term is separately defined in an individual Award Agreement, such definition shall supersede the definition contained in this Section 2.

(a)          “Administrator” means the Board or any of the Committees appointed to administer the Plan.

(b)          “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

(c)          “Applicable Laws” means the legal requirements relating to the Plan and the Awards under applicable provisions of federal and state securities laws, the corporate laws of California and, to the extent other than California, the corporate law of the state of the Company’s incorporation, the Code, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to Awards granted to residents therein.

(d)          “Assumed” means that pursuant to a Corporate Transaction either (i) the Award is expressly affirmed by the Company or (ii) the contractual obligations represented by the Award are expressly assumed (and not simply by operation of law) by the successor entity or its Parent in connection with the Corporate Transaction with appropriate adjustments to the number and type of securities of the successor entity or its Parent subject to the Award and the exercise or purchase price thereof which at least preserves the compensation element of the Award existing at the time of the Corporate Transaction as determined in accordance with the instruments evidencing the agreement to assume the Award.

(e)          “Award” means the grant of an Option, SAR, Dividend Equivalent Right, Restricted Stock, Restricted Stock Unit or other right or benefit under the Plan.

(f)          “Award Agreement” means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.

(g)          “Board” means the Board of Directors of the Company.

(h)          “Cause” means, with respect to the termination by the Company or a Related Entity of the Grantee’s Continuous Service, that such termination is for “Cause” as such term (or word of like import) is expressly defined in a then-effective written agreement between the Grantee and the Company or such Related Entity, or in the absence of such then-effective written agreement and definition, is based on, in the determination of the Administrator, the Grantee’s: (i) performance of any act or failure to perform any act in bad faith and to the detriment of the Company or a Related Entity; (ii) dishonesty, intentional misconduct or material breach of any agreement with the Company or a Related Entity; or (iii) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person; provided, however, that with regard to any agreement that defines “Cause” on the occurrence of or in connection with a Corporate Transaction, such definition of “Cause” shall not apply until a Corporate Transaction actually occurs.

(i)          “Code” means the Internal Revenue Code of 1986, as amended, or any successor statute.

(j)          “Committee” means any committee composed of members of the Board appointed by the Board to administer the Plan.

(k)          “Common Stock” means the Company’s Common Stock, par value $0.001 per share.

(l)          “Company” means Assembly Biosciences, Inc., a Delaware corporation, or any successor entity that adopts the Plan in connection with a Corporate Transaction.

(m)          “Continuous Service” means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant is not interrupted or terminated. In jurisdictions requiring notice in advance of an effective termination as an Employee, Director or Consultant, Continuous Service shall be deemed terminated upon the actual cessation of providing services to the Company or a Related Entity notwithstanding any required notice period that must be fulfilled before a termination as an Employee, Director or Consultant can be effective under Applicable Laws. A Grantee’s Continuous Service shall be deemed to have terminated either upon an actual termination of Continuous Service or upon the entity for which the Grantee provides services ceasing to be a Related Entity. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entity, or any successor in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.

(n)          “Corporate Transaction” means any of the following transactions, provided, however, that the Administrator shall determine under parts (iv) and (v) whether multiple transactions are related, and its determination shall be final, binding and conclusive:

(i)          a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

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(ii)         the sale, transfer or other disposition of all or substantially all of the assets of the Company;

(iii)        the complete liquidation or dissolution of the Company;

(iv)        any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but (A) the shares of Common Stock outstanding immediately prior to such merger are converted or exchanged by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (B) in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger; or

(v)         acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities.

(o)           “Director” means a member of the Board or the board of directors of any Related Entity.

(p)          “Disability” means as defined under the long-term disability policy of the Company or the Related Entity to which the Grantee provides services regardless of whether the Grantee is covered by such policy. If the Company or the Related Entity to which the Grantee provides service does not have a long-term disability plan in place, “Disability” means that a Grantee is unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment for a period of not less than ninety (90) consecutive days. A Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion.

(q)          “Dividend Equivalent Right” means a right entitling the Grantee to compensation measured by dividends paid with respect to Common Stock.

(r)          “Employee” means any person, including an Officer or Director, who is in the employ of the Company or any Related Entity, subject to the control and direction of the Company or any Related Entity as to both the work to be performed and the manner and method of performance. The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.

(s)          “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(t)          “Fair Market Value” means, as of any date, the value of Common Stock determined as follows.

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(i)          If the Common Stock is listed on one or more established stock exchanges or national market systems, including without limitation The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market of The NASDAQ Stock Market LLC, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Common Stock is listed (as determined by the Administrator) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)         If the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, its Fair Market Value shall be the closing sales price for such stock as quoted on such system or by such securities dealer on the date of determination, but if selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii)        In the absence of an established market for the Common Stock of the type described in (i) and (ii), above, the Fair Market Value thereof shall be determined by the Administrator in a manner in compliance with Section 409A of the Code.

(u)          “Grantee” means an individual who receives an Award under the Plan.

(v)         “Non-Qualified Stock Option” means an Option not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(w)          “Officer” means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(x)          “Option” means a Non-Qualified Stock Option to purchase Shares pursuant to an Award Agreement granted under the Plan.

(y)          “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(z)          “Plan” means this Assembly Biosciences, Inc. 2017 Inducement Award Plan.

(aa)         “Post-Termination Exercise Period” means the period specified in the Award Agreement of not less than thirty (30) days commencing on the date of termination (other than termination by the Company or any Related Entity for Cause) of the Grantee’s Continuous Service, or such longer period as may be applicable upon death or Disability.

(bb)        “Related Entity” means any Parent or Subsidiary of the Company.

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(cc)         “Replaced” means that pursuant to a Corporate Transaction the Award is replaced with a comparable stock award or a cash incentive program of the Company, the successor entity (if applicable) or Parent of either of them which preserves the compensation element of such Award existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same (or a more favorable) vesting schedule applicable to such Award. The determination of Award comparability shall be made by the Administrator and its determination shall be final, binding and conclusive.

(dd)         “Restricted Stock” means Shares issued under the Plan to the Grantee for such consideration, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator.

(ee)         “Restricted Stock Units” means an Award which may be earned in whole or in part upon the passage of time or the attainment of performance criteria established by the Administrator and which may be settled for cash, Shares or other securities or a combination of cash, Shares or other securities as established by the Administrator.

(ff)         “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.

(gg)         “SAR” means a stock appreciation right entitling the Grantee to Shares or cash compensation, as established by the Administrator, measured by appreciation in the value of Common Stock.

(hh)        “Share” means a share of the Common Stock.

(ii)         “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.          Stock Subject to the Plan.

(a)          Subject to the provisions of Sections 3(b) and 12 below, the maximum aggregate number of Shares which may be issued pursuant to all Awards is Eight Hundred Thousand (800,000) Shares. The Shares granted under the Plan may be authorized, but unissued, or reacquired Common Stock.

(b)          Any Shares covered by an Award (or portion of an Award) which is forfeited, canceled or expires (whether voluntarily or involuntarily) shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan. Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if Options or other Awards granted under this Plan are forfeited or repurchased by the Company, such Shares shall become available for future grant under the Plan. In the event any Option or other Award granted under the Plan is exercised through the tendering of shares of Common Stock (either actually or through attestation), or in the event tax withholding obligations are satisfied by tendering or withholding shares of Common Stock, any shares of Common Stock so tendered or withheld shall not again be available for awards under the Plan. Shares of Common Stock subject to an SAR granted pursuant to Section 6(l)of this Plan that are not issued in connection with cash or stock settlement of the exercise of the SAR shall not again be available for award under the Plan. Shares of Common Stock reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options shall not be available for awards under the Plan.

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4.             Administration of the Plan.

(a)          Plan Administrator.

(i)          Administration – General. The Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

(ii)         Administration With in Compliance with Rule 5605(a)(2) of the NASDAQ Listing Rules. Notwithstanding the foregoing or anything in the Plan to the contrary, the grant of Awards will be approved by the Company’s independent compensation committee or a majority of the Company’s independent directors (as defined in Rule 5605(a)(2) of the NASDAQ Listing Rules) in order to comply with the exemption from the stockholder approval requirement for “inducement grants” provided under Rule 5635(c)(4) of the NASDAQ Listing Rules.

(b)          Powers of the Administrator. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

(i)          to select the individuals to whom Awards may be granted from time to time hereunder; provided that Awards may only be granted to individuals who satisfy the standards for inducement grants under Rule 5635(c)(4) of the NASDAQ Listing Rules;

(ii)         to determine whether and to what extent Awards are granted hereunder;

(iii)        to determine the number of Shares or the amount of other consideration to be covered by each Award granted hereunder;

(iv)        to approve forms of Award Agreements for use under the Plan;

(v)         to determine the type, terms and conditions of any Award granted hereunder;

(vi)        to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable non-U.S. jurisdictions and to afford Grantees favorable treatment under such rules or laws; provided, however, that no Award shall be granted under any such additional terms, conditions, rules or procedures with terms or conditions which are inconsistent with the provisions of the Plan;

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(vii)       to amend the terms of any outstanding Award granted under the Plan, provided that any amendment that would adversely affect the Grantee’s rights under an outstanding Award shall not be made without the Grantee’s written consent;

(viii)      to construe and interpret the terms of the Plan and Awards, including without limitation, any notice of award or Award Agreement, granted pursuant to the Plan;

(ix)         to institute an option exchange program; and

(x)          to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator; provided that the Administrator may not exercise any right or power reserved to the Board. Any decision made, or action taken, by the Administrator or in connection with the administration of this Plan shall be final, conclusive and binding on all persons having an interest in the Plan.

(c)          Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or as Officers or Employees of the Company or a Related Entity, members of the Board and any Officers or Employees of the Company or a Related Entity to whom authority to act for the Board, the Administrator or the Company is delegated shall be defended and indemnified by the Company to the extent permitted by law on an after-tax basis against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any claim, investigation, action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Company) or paid by them in satisfaction of a judgment in any such claim, investigation, action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such claim, investigation, action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct; provided, however, that within thirty (30) days after the institution of such claim, investigation, action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at the Company’s expense to defend the same.

5.          Eligibility. Awards may be granted to individuals who become employees of the Company and any Related Entity who satisfy the standards for inducement grants under Rule 5635(c)(4) of the NASDAQ Listing Rules and where the Award is an inducement material to the individual’s entering into employment with the Company or a Related Entity. A person who previously served as an Employee or Director will not be eligible to receive Awards under the Plan, other than following a bona fide period of non-employment. Subject to the foregoing, Awards may be granted to such individuals who are residing in non-U.S. jurisdictions as the Administrator may determine from time to time. For clarity, Awards may not be granted to (1) Consultants or Directors for service in such capacity, or (2) any individual who was previously an Employee or Director, other than following a bona fide period of non-employment. All Awards must be granted either by a majority of the Company’s independent directors or by the Company’s compensation committee comprised of independent directors within the meaning of Rule 5605(a)(2) of the NASDAQ Listing Rules.

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6.             Terms and Conditions of Awards.

(a)          Types of Awards. The Administrator is authorized under the Plan to award any type of arrangement to individuals who become an employee that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) cash or (iii) an Option, an SAR, or similar right with a fixed or variable price related to the Fair Market Value of the Shares and with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions. Such awards include, without limitation, Options, SARs, Restricted Stock, Restricted Stock Units or Dividend Equivalent Rights, and an Award may consist of one such security or benefit, or two (2) or more of them in any combination or alternative.

(b)          Designation of Award. Each Award shall be designated in the Award Agreement. In the case of an Option, the Option shall be designated as a Non-Qualified Stock Option.

(c)          Conditions of Award. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria. The performance criteria established by the Administrator may be based on any one of, or combination of, increase in share price, earnings per share, total stockholder return, return on equity, return on assets, return on investment, net operating income, cash flow, revenue, economic value added, initiation or completion of clinical trials, results of clinical trials, regulatory approval, regulatory submissions, drug development or commercialization milestones, collaboration milestones or strategic partnerships. Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement.

(d)          Acquisitions and Other Transactions. The Administrator may issue Awards under the Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, stock purchase, asset purchase or other form of transaction.

(e)          Deferral of Award Payment. The Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares or other consideration under an Award. The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.

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(f)          Separate Programs. The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.

(g)          Early Exercise. The Award Agreement may, but need not, include a provision whereby the Grantee may elect at any time while an Employee, Director or Consultant to exercise any part or all of the Award prior to full vesting of the Award. Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or a Related Entity or to any other restriction the Administrator determines to be appropriate.

(h)          Term of Option or SAR. The term of each Option or SAR shall be the term stated in the Award Agreement, provided, however, that the term shall be no more than ten (10) years from the date of grant thereof.

(i)           Transferability of Awards. Unless the Administrator provides otherwise, in its sole discretion, no Award may be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee. Notwithstanding the foregoing, the Grantee may designate one or more beneficiaries of the Grantee’s Award in the event of the Grantee’s death on a beneficiary designation form provided by the Administrator.

(j)           Time of Granting Awards. The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such other later date as is determined by the Administrator.

(k)          Stock Appreciation Rights. An SAR may be granted (i) with respect to any Option granted under this Plan, either concurrently with the grant of such Option or at such later time as determined by the Administrator (as to all or any portion of the shares of Common Stock subject to the Option), or (ii) alone, without reference to any related Option. Each SAR granted by the Administrator under this Plan shall be subject to the following terms and conditions. Each SAR granted to any participant shall relate to such number of shares of Common Stock as shall be determined by the Administrator, subject to adjustment as provided in Section 12. In the case of an SAR granted with respect to an Option, the number of shares of Common Stock to which the SAR pertains shall be reduced in the same proportion that the holder of the Option exercises the related Option. The exercise price of an SAR will be determined by the Administrator, in its discretion, at the date of grant but may not be less than 100% of the Fair Market Value of the shares of Common Stock subject thereto on the date of grant. Subject to the right of the Administrator to deliver cash in lieu of shares of Common Stock (which, as it pertains to Officers and Directors of the Company, shall comply with all requirements of the Exchange Act), the number of shares of Common Stock which shall be issuable upon the exercise of an SAR shall be determined by dividing:

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(i)          the number of shares of Common Stock as to which the SAR is exercised multiplied by the amount of the appreciation in such shares (for this purpose, the “appreciation” shall be the amount by which the Fair Market Value of the shares of Common Stock subject to the SAR on the exercise date exceeds (1) in the case of an SAR related to an Option, the exercise price of the shares of Common Stock under the Option or (2) in the case of an SAR granted alone, without reference to a related Option, an amount which shall be determined by the Administrator at the time of grant, subject to adjustment under Section 12); by

(ii)         the Fair Market Value of a share of Common Stock on the exercise date.

In lieu of issuing shares of Common Stock upon the exercise of an SAR, the Administrator may elect to pay the holder of the SAR cash equal to the Fair Market Value on the exercise date of any or all of the shares which would otherwise be issuable. No fractional shares of Common Stock shall be issued upon the exercise of an SAR; instead, the holder of the SAR shall be entitled to receive a cash adjustment equal to the same fraction of the Fair Market Value of a share of Common Stock on the exercise date or to purchase the portion necessary to make a whole share at its Fair Market Value on the date of exercise. The exercise of an SAR related to an Option shall be permitted only to the extent that the Option is exercisable under Section 10 on the date of surrender.

(l)          Compliance with Section 409A of the Code. Notwithstanding anything to the contrary set forth herein, any Award that is not exempt from the requirements of Section 409A of the Code shall contain such provisions so that such Award will comply with the requirements of Section 409A of the Code. Such restrictions, if any, shall be determined by the Administrator and contained in the Award Agreement evidencing such Award.

(m)          Minimum Vesting. Awards granted to Employees under the Plan that are subject to time vesting shall not vest or become exercisable until at least one year after the date of grant, except in the case of death, Disability or a Corporate Transaction.

7.           Award Exercise or Purchase Price, Consideration and Taxes.

(a)          Exercise or Purchase Price. The exercise or purchase price, if any, for an Award shall be as follows.

(i)          In the case of an Option, the per Share exercise price shall be not less than one-hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(ii)         In the case of other Awards, such price as is determined by the Administrator.

(iii)        Notwithstanding the foregoing provisions of this Section 7(a), in the case of an Award issued pursuant to Section 6(d), above, the exercise or purchase price for the Award shall be determined in accordance with the provisions of the relevant instrument evidencing the agreement to issue such Award.

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(b)          Consideration. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Option or upon the issuance of another Award, including the method of payment, shall be determined by the Administrator. In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following:

(i)          cash;

(ii)         check;

(iii)        delivery of Grantee’s promissory note with such recourse, interest, security, and redemption provisions as the Administrator determines as appropriate (but only to the extent that the acceptance or terms of the promissory note would not violate an Applicable Law); provided, however, that interest shall compound at least annually and shall be charged at the minimum rate of interest necessary to avoid (i) the imputation of interest income to the Company and compensation income to the Grantee under any applicable provisions of the Code, and (B) the classification of the Award as a liability for financial accounting purposes;

(iv)        surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award shall be exercised;

(v)         payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (A) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (B) shall provide written directives to the Company to deliver the certificates (or other evidence satisfactory to the Company to the extent that the Shares are uncertificated) for the purchased Shares directly to such brokerage firm in order to complete the sale transaction;

(vi)        with respect to Options, payment through a “net exercise” such that, without the payment of any funds, the Grantee may exercise the Option and receive the net number of Shares equal to (i) the number of Shares as to which the Option is being exercised, multiplied by (ii) a fraction, the numerator of which is the Fair Market Value per Share (on such date as is determined by the Administrator) less the Exercise Price per Share, and the denominator of which is such Fair Market Value per Share; or

(vii)       future services to be rendered to the Company or a Related Entity; or

(viii)      any combination of the foregoing methods of payment.

The Administrator may at any time or from time to time, by adoption of or by amendment to the standard forms of Award Agreement described in Section 4(c)(iv), or by other means, grant Awards which do not permit all of the foregoing forms of consideration to be used in payment for the Shares or which otherwise restrict one or more forms of consideration.

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8.            [Intentionally Omitted].

9.            Withholding of Additional Income Taxes.

(a)          Upon the exercise of an Option or SAR, the grant of any other Award for less than the Fair Market Value of the Common Stock or the vesting of restricted Common Stock acquired on the exercise of an Award hereunder, the Company, in accordance with Section 3402(a) of the Code and any applicable state statute or regulation, may require the Grantee to pay to the Company additional withholding taxes in respect of the amount that is considered compensation includable in such person’s gross income. With respect to (i) the exercise of an Option, (ii) the grant of any other Award for less than its Fair Market Value, (iv) the vesting of restricted Common Stock acquired by exercising an Award, or (v) the exercise of an SAR, the Committee in its discretion may condition such event on the payment by the Grantee of any such additional withholding taxes.

(b)          At the sole and absolute discretion of the Administrator, the holder of Awards may pay all or any part of the total estimated federal and state income tax liability arising out of the exercise or receipt of such Awards or the vesting of restricted Common Stock acquired on the exercise of an Award hereunder (each of the foregoing, a “Tax Event”) by tendering already-owned shares of Common Stock or by directing the Company to withhold shares of Common Stock otherwise to be transferred to the Grantee as a result of the exercise or receipt thereof in an amount equal to the estimated federal and state income tax liability arising out of such event, provided that no more Shares may be withheld than are necessary to satisfy the Grantee’s actual minimum withholding obligation with respect to the exercise of Awards unless excess share withholding would not result in liability accounting treatment for Awards granted under the Plan under applicable accounting rules. In such event, the Grantee must, however, notify the Administrator of his or her desire to pay all or any part of the total estimated federal and state income tax liability arising out of a Tax Event by tendering already-owned shares of Common Stock or having shares of Common Stock withheld prior to the date that the amount of federal or state income tax to be withheld is to be determined. For purposes of this Section 9, shares of Common Stock shall be valued at their Fair Market Value on the date that the amount of the tax withholdings is to be determined.

10.           Exercise of Award.

(a)          Procedure for Exercise; Rights as a Stockholder.

(i)          Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement.

(ii)         An Award shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised has been made, including, to the extent selected, use of the broker-dealer sale and remittance procedure to pay the purchase price as provided in Section 7(b)(v).

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(b)          Exercise of Award Following Termination of Continuous Service. In the event of termination of a Grantee’s Continuous Service for any reason other than Disability or death (but not in the event of a Grantee’s change of status from Employee to Consultant), such Grantee may, but only during the Post-Termination Exercise Period (but in no event later than the expiration date of the term of such Award as set forth in the Award Agreement), exercise the portion of the Grantee’s Award that was vested at the date of such termination or such other portion of the Grantee’s Award as may be determined by the Administrator. The Grantee’s Award Agreement may provide that upon the termination of the Grantee’s Continuous Service for Cause, the Grantee’s right to exercise the Award shall terminate concurrently with the termination of Grantee’s Continuous Service. To the extent that the Grantee’s Award was unvested at the date of termination, or if the Grantee does not exercise the vested portion of the Grantee’s Award within the Post-Termination Exercise Period, the Award shall terminate.

(c)          Disability of Grantee. In the event of termination of a Grantee’s Continuous Service as a result of his or her Disability, such Grantee may, but only within twelve (12) months from the date of such termination (or such longer period as specified in the Award Agreement but in no event later than the expiration date of the term of such Award as set forth in the Award Agreement), exercise the portion of the Grantee’s Award that was vested at the date of such termination. To the extent that the Grantee’s Award was unvested at the date of termination, or if Grantee does not exercise the vested portion of the Grantee’s Award within the time specified herein, the Award shall terminate.

(d)          Death of Grantee. In the event of a termination of the Grantee’s Continuous Service as a result of his or her death, or in the event of the death of the Grantee during the Post-Termination Exercise Period or during the twelve (12) month period following the Grantee’s termination of Continuous Service as a result of his or her Disability, the Grantee’s estate or a person who acquired the right to exercise the Award by bequest or inheritance may exercise the portion of the Grantee’s Award that was vested as of the date of termination, within twelve (12) months from the date of death (or such longer period as specified in the Award Agreement but in no event later than the expiration of the term of such Award as set forth in the Award Agreement). To the extent that, at the time of death, the Grantee’s Award was unvested, or if the Grantee’s estate or a person who acquired the right to exercise the Award by bequest or inheritance does not exercise the vested portion of the Grantee’s Award within the time specified herein, the Award shall terminate.

(e)          Extension if Exercise Prevented by Law. Notwithstanding the foregoing, if the exercise of an Award within the applicable time periods set forth in this Section 10 is prevented by the provisions of Section 11 below, the Award shall remain exercisable until one (1) month after the date the Grantee is notified by the Company that the Award is exercisable, but in any event no later than the expiration of the term of such Award as set forth in the Award Agreement.

11.         Conditions Upon Issuance of Shares.

(a)          If at any time the Administrator determines that the delivery of Shares pursuant to the exercise, vesting or any other provision of an Award is or may be unlawful under Applicable Laws, the vesting or right to exercise an Award or to otherwise receive Shares pursuant to the terms of an Award shall be suspended until the Administrator determines that such delivery is lawful and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Company shall have no obligation to effect any registration or qualification of the Shares under federal or state laws.

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(b)          As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

12.         Adjustments. Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the exercise or purchase price of each such outstanding Award, as well as any other terms that the Administrator determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or similar transaction affecting the Shares, (ii) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, or (iii) any other transaction with respect to the Company’s Common Stock including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete) or any similar transaction; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator and its determination shall be final, binding and conclusive. Except as the Administrator determines, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award. No adjustments shall be made for dividends paid in cash or in property other than Common Stock of the Company, nor shall cash dividends or dividend equivalents accrue or be paid in respect of unexercised Options or unvested Awards hereunder.

13.         Corporate Transactions.

(a)          Termination of Award to Extent Not Assumed in Corporate Transaction. Effective upon the consummation of a Corporate Transaction, all outstanding Awards under the Plan shall terminate. However, all such Awards shall not terminate to the extent they are Assumed in connection with the Corporate Transaction.

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(b)          Acceleration of Award Upon Corporate Transaction. The Administrator shall have the authority, exercisable either in advance of any actual or anticipated Corporate Transaction or at the time of an actual Corporate Transaction and exercisable at the time of the grant of an Award under the Plan or any time while an Award remains outstanding, to provide for the full or partial automatic vesting and exercisability of one or more outstanding unvested Awards under the Plan and the release from restrictions on transfer and repurchase or forfeiture rights of such Awards in connection with a Corporate Transaction on such terms and conditions as the Administrator may specify. The Administrator also shall have the authority to condition any such Award vesting and exercisability or release from such limitations upon the subsequent termination of the Continuous Service of the Grantee within a specified period following the effective date of the Corporate Transaction. The Administrator may provide that any Awards so vested or released from such limitations in connection with a Corporate Transaction shall remain fully exercisable until the expiration or sooner termination of the Award.

14.          Effective Date and Term of Plan. The Plan shall become effective upon the its adoption by the Board. It shall continue in effect for a term of ten (10) years from the date of its adoption.

15.           Amendment, Suspension or Termination of the Plan.

(a)          The Board may at any time amend, suspend or terminate the Plan in any respect, except that it may not, without the approval of the stockholders obtained within twelve (12) months before or after the Board adopts a resolution authorizing any of the following actions, do any of the following:

(i)          increase the total number of shares that may be issued under the Plan (except by adjustment pursuant to Section 12);

(ii)         the provisions of Section 7(a) regarding the exercise price at which shares may be offered pursuant to Options may not be modified (except by adjustment pursuant to Section 12);

(iii)        extend the expiration date of the Plan; and

(iv)        except as provided in Section 12 (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the Company may not amend an Award granted under the Plan to reduce its exercise price per share, cancel and regrant new Awards with lower prices per share than the original prices per share of the cancelled Awards, or cancel any Awards in exchange for cash or the grant of replacement Awards with an exercise price that is less than the exercise price of the original Awards, essentially having the effect of a repricing, without approval by the Company’s stockholders.

(b)          No Award may be granted during any suspension of the Plan or after termination of the Plan.

(c)          No suspension or termination of the Plan (including termination of the Plan under Section 15, above) shall adversely affect any rights under Awards already granted to a Grantee without his or her consent.

16.         Reservation of Shares.

(a)          The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

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(b)          The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

17.         No Effect on Terms of Employment/Consulting Relationship. The Plan shall not confer upon any Grantee any right with respect to the Grantee’s Continuous Service, nor shall it interfere in any way with his or her right or the right of the Company or a Related Entity to terminate the Grantee’s Continuous Service at any time, with or without Cause, and with or without notice. The ability of the Company or any Related Entity to terminate the employment of a Grantee who is employed at will is in no way affected by its determination that the Grantee’s Continuous Service has been terminated for Cause for the purposes of this Plan.

18.         No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Retirement Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

19.         Electronic Delivery. The Administrator may, in its sole discretion, decide to deliver any documents related to any Award granted under the Plan through an online or electronic system established and maintained by the Company or another third party designated by the Company or to request a Grantee’s consent to participate in the Plan by electronic means. Each Grantee hereunder consents to receive such documents by electronic delivery and agrees to participate in the Plan through an online or electronic system established and maintained by the Company or another third party designated by the Company, and such consent shall remain in effect throughout Grantee’s term of employment or service with the Company and any Related Entity and thereafter until withdrawn in writing by Grantee.

20.         Data Privacy. The Administrator may, in its sole discretion, decide to collect, use and transfer, in electronic or other form, personal data as described in this Plan or any Award for the exclusive purpose of implementing, administering and managing participation in the Plan. Each Grantee hereunder acknowledges that the Company holds certain personal information about Grantee, including, but not limited to, name, home address and telephone number, date of birth, social security number or other identification number, salary, nationality, job title, details of all Awards awarded, cancelled, exercised, vested or unvested, for the purpose of implementing, administering and managing the Plan (the “Data”). Each Grantee hereunder further acknowledges that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan and that these third parties may be located in jurisdictions that may have different data privacy laws and protections, and Grantee authorizes such third parties to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the recipient or the Company may elect to deposit any shares of Common Stock acquired upon any Award.

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21.         Compliance with Section 409A. To the extent that the Administrator determines that any Award granted hereunder is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued or amended after the effective date of the Plan. Notwithstanding any provision of the Plan to the contrary, in the event that following the effective date of the Plan the Administrator determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the effective date of the Plan), the Administrator may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (1) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (2) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance.

22.         Unfunded Obligation. Grantees shall have the status of general unsecured creditors of the Company. Any amounts payable to Grantees pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974, as amended. Neither the Company nor any Related Entity shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Grantee account shall not create or constitute a trust or fiduciary relationship between the Administrator, the Company or any Related Entity and a Grantee, or otherwise create any vested or beneficial interest in any Grantee or the Grantee’s creditors in any assets of the Company or a Related Entity. The Grantees shall have no claim against the Company or any Related Entity for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.

23.         Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

As approved by the Board of Directors on April 3, 2017

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